As filed with the Securities and Exchange Commission on August 8, 2006

Registration No. 033-24071

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UQM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-0579156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7501 Miller Drive, Frederick, Colorado
80530
(Address of Principal Executive Offices) (Zip Code)

Unique Mobility, Inc. Employee Stock Bonus Plan
(Full title of the plan)

Donald A. French, Treasurer
7501 Miller Drive, Frederick, Colorado 80530
(303) 278-2002
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Nick Nimmo, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

DEREGISTRATION

     The Registration Statement on Form S-8 (Registration No. 033-24071) (the “Original Registration Statement”) of UQM Technologies, Inc., a Colorado corporation (“UQM”), pertaining to the registration of 164,000 shares of common stock, par value $0.01 per share, of UQM pursuant to the Unique Mobility, Inc. Employee Stock Bonus Plan  (the “Plan”) , to which this Post-Effective Amendment No. 1 relates, was originally filed with the Securities and Exchange Commission on August 31, 1988.

     UQM filed a new registration statement (Registration No. 333-129241) (the "New Registration Statement") on October 25, 2005 with respect to 554,994  shares to be issued under the Plan, including 54,994 shares that had been previously registered in the Original Registration Statement.   UQM hereby terminates the Original Registration Statement. Future issuances of shares under the Plan will be issued under the New Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits
24.1	Power of Attorney

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Colorado, on this 31st day of July, 2006.

UQM TECHNOLOGIES, INC.
By:	/s/ William G. Rankin
William G. Rankin
Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William G. Rankin	Chief Executive Officer (Principal Executive Officer)	July 31, 2006
William G. Rankin

/s/ Donald A. French Donald A. French	Treasurer and Secretary (Principal Financial and Accounting Officer)	July 31, 2006

/s/ * Ernest H. Drew	Director	July 31, 2006

/s/ * Stephen J. Roy	Director	July 31, 2006

/s/ * Donald W. Vanlandingham	Director	July 31, 2006

/s/ * Jerome H. Granrud	Director	July 31, 2006

* By Donald A. French, Attorney-in-Fact.